UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 2, 2004 (December 1, 2004)

The Warnaco Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10857	95-4032739

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 287-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2004, The Warnaco Group, Inc. (the “Company”) entered into an agreement (the “Agreement”) with SAP America, Inc. (“SAP”) for SAP to license its Apparel and Footwear Solution as the global enterprise resource planning system for the Company’s Swimwear Group and related corporate functions. Pursuant to the Agreement, SAP granted to the Company a perpetual license for the use of SAP’s inventory control software, for which the Company is obligated to pay SAP a license fee of approximately $2.0 million. In addition, SAP agreed to configure the software for the Company’s needs and to provide certain testing services for aggregate fees of approximately $4.8 million payable in installments through 2005 as set forth in the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date:	December 2, 2004	By:	/s/ Lawrence R. Rutkowski

Name:	Lawrence R. Rutkowski
Title:	Senior Vice President - Finance and Chief Financial Officer